Exhibit 4.1
AMENDMENT NO. 4
     This Amendment No. 4 (“Agreement”) dated as of August 24, 2007 (“Effective Date”) is among Mariner Energy, Inc., a Delaware corporation (the “Parent”), Mariner Energy Resources, Inc., a Delaware corporation (“Mariner Energy Resources” and together with the Parent, the “Borrowers”, each a “Borrower”), the Lenders (as defined in the Credit Agreement described below), and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender for such Lenders (in such capacity, the “Issuing Lender”).
RECITALS
     A. The Borrowers, the Lenders, the Issuing Lender and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of March 2, 2006, as amended by Amendment No. 1 and Consent dated as of April 7, 2006, Amendment No. 2 dated as of October 13, 2006, and Amendment No. 3 and Consent dated as of April 23, 2007 (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
     B. At the request of the Borrowers, the Administrative Agent and the Lenders wish to, subject to the terms and conditions of this Agreement, amend certain provisions of the Credit Agreement.
     THEREFORE, the Borrowers, the subsidiaries of the Borrowers signatory hereto (the “Guarantors”), the Lenders, the Issuing Lender and the Administrative Agent hereby agree as follows:
ARTICLE I.
DEFINITIONS
     Section 1.01 Terms Defined Above. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.
     Section 1.02 Terms Defined in the Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
     Section 1.03 Other Definitional Provisions. The words “hereby”, “herein”, “hereinafter”, “hereof”, “hereto” and “hereunder” when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement. Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.
ARTICLE II.
AMENDMENT TO CREDIT AGREEMENT
     Section 2.01 Amendments to Credit Agreement.
          (a) Section 5.06(d). Section 5.06(d) of the Credit Agreement is amended by deleting such section in its entirety and replacing it with the following:
(d) Production Reports. Concurrent with the delivery of the financial statements required under Sections 5.06(a) and (b) above, a report certified by a Responsible Officer of the Borrower Representative in form and substance reasonably satisfactory to the Administrative Agent prepared by the Borrower Representative covering the Proven Reserves of the Parent and its Subsidiaries and detailing on a monthly basis (A) the production, revenue, and price information and associated operating expenses for each such month, (B) any changes to any producing reservoir, production equipment, or producing well during each such month, which changes could cause a Material Adverse Change, and (C) any sales of the Parent’s or any Subsidiaries’ Oil and Gas Properties during such quarter;
          (b) Section 6.06.
          (i) The first clause of Section 6.06 of the Credit Agreement is amended by deleting such clause in its entirety and replacing it with the following:
Section 6.06 Investments. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, make or permit to exist any loans, advances, or capital contributions to, or make any investment in, or purchase any stock or other securities or evidences of indebtedness of or interests in any Person or any assets or business of any Person, including without limitation any Oil and Gas Properties or assets related to Oil and Gas Properties, except:
          (ii) Section 6.06(j) of the Credit Agreement is amended by deleting such section in its entirety and replacing it with the following:
(j) other investments, loans or advances not otherwise permitted by this Section 6.06 in an aggregate amount not to exceed $100,000,000 outstanding at any time; provided that, no such investment, loan or advance under this clause (j) shall be permitted unless, both before and after giving effect to the making of such investment, loan or advance, the sum of the cash and Liquid

Investments of the Obligors plus the Unused Tranche A Commitment Amount is at least equal to $100,000,000 (except that the requirement set forth in this proviso shall not apply to the first $10,000,000 invested, loaned or advanced under this clause (j) and such requirement shall only apply to the other $90,000,000 potentially available under this clause (j)).
          (c) Section 6.14. Section 6.14 of the Credit Agreement is amended by deleting such section in its entirety and replacing it with the following:
Section 6.14. Limitation on Speculative Hedging. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hydrocarbon Hedge Agreement, Interest Hedge Agreement or similar hedge arrangement (except the purchase of any put) for speculative purposes or (b) be party to or otherwise enter into any Hedge Contract (except the purchase of any put) which (i) is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to such Borrower’s operations, and (ii) with respect to Proven Reserves associated with any Oil and Gas Properties (now owned or hereafter acquired and wherever located), (A) covers notional volumes in excess of 90% of the production volumes anticipated during the period such hedge arrangement is in effect and attributable to Proven Reserves of the Parent and its Subsidiaries that are categorized as “proved, developed and producing”, or (B) is longer than three years in duration (except that any such hedge arrangement may be for up to five years in duration if the notional volumes covered in each of the fourth year and fifth year, as applicable, are not in excess of 75% of such anticipated production volumes that are categorized as “proved, developed and producing”).
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
     Section 3.01 Borrowers Representations and Warranties. Each of the Borrowers represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, after giving effect to the terms of this Agreement, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) after giving effect to the terms of this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement and the other documents, instruments, certificates and agreements (“Other Documents”) required to be delivered by this Agreement and to which each of the Borrowers is a party are within the corporate power and authority of each of the Borrowers and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement and the Other Documents to which each of the Borrowers is a party constitute legal, valid, and binding obligations of such Borrower enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents; and (f) the Liens under the Security Instruments are valid and subsisting and secure each of the Borrowers’ obligations under the Loan Documents.
     Section 3.02 Guarantors Representations and Warranties. Each Guarantor represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) after giving effect to the terms of this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement and the Other Documents to which such Guarantor is a party are within the corporate power and authority of such Guarantor and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement and the Other Documents to which such Guarantor is a party constitute legal, valid, and binding obligations of such Guarantor enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents; (f) it has no defenses to the enforcement of its Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor’s obligations under the Loan Documents.
ARTICLE IV.
CONDITIONS
     This Agreement shall become effective and enforceable against the parties hereto, and the Credit Agreement shall be amended as provided herein, upon the occurrence of the following conditions precedent:
     Section 4.01 Documents; Certificates.
          (a) The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrowers, the Guarantors, the Administrative Agent, and the Lenders.

          (b) The Administrative Agent shall have received a signed certificate of the secretary or an assistant secretary of each of the Borrowers and any Guarantor in form and substance reasonably satisfactory to the Administrative Agent.
          (c) The Administrative Agent shall have received such other instruments, documents and amendments or supplements as the Administrative Agent may reasonably request.
     Section 4.02 No Default. No Default shall have occurred and be continuing as of the Effective Date.
     Section 4.03 Representations. The representations and warranties in this Agreement shall be true and correct in all material respects.
     Section 4.04 Fees. The Borrower shall have paid all reasonable fees and expenses of the Administrative Agent under the Credit Agreement that have been invoiced and are then due and owing.
ARTICLE V.
MISCELLANEOUS
     Section 5.01 Effect on Loan Documents; Acknowledgments.
          (a) Each of the Borrowers acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.
          (b) The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents other than as expressly set forth above, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, any Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.
          (c) Each of the Borrowers, the Guarantors, Administrative Agent, Issuing Lender, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and all other Loan Documents are and remain in full force and effect, and each of the Borrowers and the Guarantors acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement or the consents granted hereunder.
          (d) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.
          (e) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations,

warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.
     Section 5.02 Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in its Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and deliver of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under its Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.
     Section 5.03 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.
     Section 5.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lenders, the Borrowers and the Administrative Agent hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
     Section 5.05 Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
     Section 5.06 Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.
     Section 5.07 Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[SIGNATURES BEGIN ON NEXT PAGE]

     EXECUTED effective as of the date first above written.

MARINER ENERGY, INC.
By:	/s/ John H. Karnes
John H. Karnes
Senior Vice President and Chief Financial Officer

MARINER ENERGY RESOURCES, INC.
By:	/s/ John H. Karnes
John H. Karnes
Senior Vice President and Chief Financial Officer

MARINER LP LLC, a Delaware limited liability company
By:	Mariner Energy, Inc., its sole member

By:	/s/ John H. Karnes
John H. Karnes
Senior Vice President and Chief Financial Officer

UNION BANK OF CALIFORNIA, N.A., as Administrative Agent, as Issuing Lender, and as a Lender
By:	/s/ Damien Meiburger
Damien Meiburger, Senior Vice President

Signature Page to Amendment No. 4
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

LENDERS: BNP PARIBAS
By:	/s/ Russell Otts
	Name:	Russell Otts
	Title:	Vice President

By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director

Signature Page to Amendment No. 4
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

JPMORGAN CHASE BANK, N.A.
By:	/s/ Jo Linda Papadakis
	Name:	Jo Linda Papadakis
	Title:	Vice President

Signature Page to Amendment No. 4
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

NATIXIS
By:	/s/ Louis P. Laville, III
	Name:	Louis P. Laville, III
	Title:	Managing Director

By:	/s/ Daniel Payer
	Name:	Daniel Payer
	Title:	Director

Signature Page to Amendment No. 4
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CAYLON NEW YORK BRANCH
By:	/s/ Michael D. Willis
	Name:	Michael D. Willis
	Title:	Director

By:	/s/ Dennis E. Petito
	Name:	Dennis E. Petito
	Title:	Managing Director

Signature Page to Amendment No. 4
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

GUARANTY BANK
By:	/s/ David M. Butler
	Name:	David M. Butler
	Title:	Vice President

Signature Page to Amendment No. 4
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

AMEGY BANK NATIONAL ASSOCIATION
By:	/s/ Kenneth R. Batson, III
	Name:	Kenneth R. Batson, III
	Title:	Vice President

Signature Page to Amendment No. 4
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

DZ BANK AG DEUTSCHE ZENTRAL- GENOSSENSCHAFTSBANK FRANKFURT AM MAIN, NEW YORK BRANCH
By:	/s/ Scott B. Lamoreaux
	Name:	Scott B. Lamoreaux
	Title:	First Vice President

By:	/s/ Paul J. Bowles
	Name:	Paul J. Bowles
	Title:	Assistant Treasurer

Signature Page to Amendment No. 4
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CITICORP USA, INC.
By:	/s/ John F. Miller
	Name:	John F. Miller
	Title:	Vice President

By:
Name:
Title:

Signature Page to Amendment No. 4
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Terence C. D’Souza
	Name:	Terence C. D’Souza
	Title:	Vice President

Signature Page to Amendment No. 4
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

COMERICA BANK
By:	/s/ John Strong
	Name:	John Strong
	Title:	Assistant Vice President

Signature Page to Amendment No. 4
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

BMO CAPITAL MARKETS FINANCING, INC. (f / k / a / HARRIS NESBITT FINANCING, INC.)
By:	/s/ Mary Lou Allen
	Name:	Mary Lou Allen
	Title:	Vice President

Signature Page to Amendment No. 4
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)